June 5, 2006



Leonard Kiely
Tykellen House
Mountshannon Road Castleconnell
Co. Limerick
Ireland

Dear Leonard:

     C&D Technologies, Inc., a Delaware corporation (the "Company"), wishes to employ you in an executive capacity and the Company desires to encourage such employment by providing certain protections for you by entering into this Agreement with you, in return for which you agree to be employed by the Company on the terms set forth herein, to refrain from certain competitive activity and to provide the Company with certain assurances upon your departure. In consideration of same, the Company agrees to employ you, and you agree to accept such employment, under the following terms and conditions:

     1. Term of Employment. Your employment under this Agreement shall continue in effect until either party shall give to the other party at least 30 days' prior written notice (or such other notice period as may be specifically provided for in this Agreement) of the termination of this Agreement (a "Termination Notice"), or until it is terminated in accordance with Section 8. If a Termination Notice is given by either party the Company shall, without any liability to you, have the right, exercisable at any time after such notice is sent to elect any other person to the office or offices in which you are then serving and to remove you from such office or offices. The period during which you are employed under this Agreement is hereafter referred to as the "Term."

     2. Compensation and Benefits.

     (a) During the Term, you shall receive a salary for performance of your obligations under this Agreement at an initial rate of $290,000 per year, payable in such manner as is consistent with the Company's payroll practices for executives and subject to increase (but not decrease unless such decrease is applied at the same time to all executive officers of the Company and does not exceed 10% of such Base Salary) by the Board of Directors in its sole discretion. Such salary, as it may be adjusted from time to time, is hereinafter referred to as the "Base Salary."

     (b) During the Term, you shall have the benefit of and be entitled to participate in such employee benefit plans and programs, including life, disability and medical insurance, savings, retirement and other similar plans, as the Company now has or hereafter may establish from time to time, and in which you are entitled to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof shall affect this Agreement.

     (c) During the Term, you shall be entitled (i) to participate in the Company's Management Incentive Compensation Plan or any successor thereto each year in accordance with criteria and for amounts approved by the Board of Directors, except as may otherwise be delegated to the Compensation Committee or other relevant committee, and (ii) to be granted options to acquire stock of the Company or other equity awards, to the extent (if any) approved by the Compensation Committee or the relevant committee, under the Company's stock option or equity incentive plans in effect from time to time (all such options and equity awards, "Awards"). Without limiting the foregoing, you shall have a minimum targeted bonus for each fiscal year of 35% of your Base Salary (with the actual payment of any bonus being dependent on your achievement of targeted objectives except as otherwise set forth in this Agreement). Each of the actual annual bonuses paid to you each year is hereinafter referred to as an "Annual Bonus."

     (d) You shall be entitled to payments and benefits in connection with a Change of Control Termination (as defined in Exhibit A hereto) and to certain additional payments if you are subjected to the federal excise tax on excess parachute payments, as more fully set forth in Exhibit A.

     (e) You shall be entitled to five weeks of vacation each calendar year during the Term.

     (f) The Company will provide you at its expense with an annual physical examination each year during the Term.

     3. Duties.

     (a) During the Term, you shall serve and the Company shall employ you as the Vice President and General Manager, Power Systems Division, of the Company, with such executive duties and responsibilities consistent with such positions and stature as the Chief Executive Officer of the Company may from time to time determine. Your duties may be changed at any time and from time to time hereafter, upon mutual agreement, consistent with the office or offices in which you serve as deemed necessary by the Chief Executive Officer of the Company. You shall report to, and act under the general direction of, the Chief Executive Officer of the Company. You shall use your best efforts to carry out the instructions of the Chief Executive Officer of the Company. You also agree to perform such other services and duties consistent with the office or offices in which you are serving from time to time and those responsibilities as may from time to time be prescribed by the Board of Directors. You also agree to serve as an officer and/or director of the Company and/or any of the Company's other direct or indirect subsidiaries, in all cases in conformity with the organizational documents and the policies of the Board of Directors of each such subsidiary, without additional compensation. You will review and agree to comply with the Company's then-current Code of Business Conduct to the same extent required for other United States-based employees of the Company. You will perform all of your responsibilities in compliance with all applicable laws.

     (b) During the Term, you shall devote your entire business time and energies during normal business hours to the business and affairs of the Company and its subsidiaries. Nothing in this Section 3 shall be construed as prohibiting you from investing your personal assets in businesses in which your participation is solely that of a passive investor in such form or manner as will not violate Section 5 hereof or require any services on your part in the operation or affairs of those businesses. You may also participate in philanthropic or civic activities as long as they do not materially interfere with your performance of your duties hereunder. Service on any board of directors other than those of the Company and its subsidiaries must be approved, in advance, by the Board of Directors of the Company.

     (c) During the Term, you shall be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees.

     4. Expenses. The Company shall reimburse you for all reasonable expenses incurred by you during the Term in connection with your employment upon presentation of appropriate documentation therefor in accordance with the Company's expense reimbursement practices. In the event during the Term the Company's principal executive offices are relocated to a location that increases your commute to work by more than 35 miles, the Company shall reimburse your moving expenses (including reasonable costs relating to interim living accommodations).

     5. Restrictive Covenants.

     (a) During the Term, and for the applicable Restricted Period (as defined below) thereafter, you shall not, without the written consent of the Board of Directors, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner or agent of, or as a consultant for, any business anywhere in the world that is competitive with the business in which the Company is engaged or in which the Company has taken affirmative steps to engage (a "Competitive Business") as of the time your employment with the Company ceases; provided, however, that (i) nothing herein shall prevent you from investing in up to 5% of the securities of any company listed on a national securities exchange or quoted on the NASDAQ quotation system, as long as your involvement with any such company is solely that of a stockholder, and (ii) nothing herein is intended to prevent you from being employed by, or otherwise rendering services to, any business other than a Competitive Business following the termination of your employment with the Company. The Restricted Period shall be the one-year period following the date your employment terminates. You acknowledge that the provisions of this Section 5 are reasonable in light of the Company's worldwide business operations and the position in which you will serve at the Company and that the provisions will not prevent you from obtaining employment after the termination of this Agreement.

     (b) The parties hereto intend that the covenant contained in this Section 5 shall be deemed a series of separate covenants for each appropriate jurisdiction. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in this Section 5 on grounds that, taken together, they cover too extensive a geographic area, the parties intend that those covenants (taken in order of the least populous jurisdictions) which, if eliminated, would permit the remaining separate covenants to be enforced in that proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 5.

     6. Confidentiality, Noninterference and Proprietary Information.

     (a) In the course of your employment by the Company hereunder you will have access to Confidential or Proprietary Data or Information of the Company. You shall not at any time divulge or communicate to any person, nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such Confidential or Proprietary Data or Information, except to the extent the same
(i) becomes publicly known other than through a breach of this Agreement by you,
(ii) was known to you prior to the disclosure thereof by the Company to you from a source that was entitled to disclose it, or (iii) is subsequently disclosed to you by a third party who shall not have received it under any obligation of confidentiality to the Company. For purposes of this Agreement, the term "Confidential or Proprietary Data or Information" shall mean data or information not generally available to the public, including personnel information, financial information, customer lists, supplier lists, product and tooling specifications, trade secrets, information concerning product composition and formulas, tools and dies, drawings and schematics, manufacturing processes, information regarding operations, systems and services, know-how, computer and any other electronic, processed or collated data, computer programs, and pricing, marketing, sales and advertising data.

     (b) You shall not, during the Term and for the applicable Restricted Period after the termination of your employment with the Company, for your own account or for the account of any other person, (i) solicit or divert to any Competitive Business any individual or entity who is then a customer of the Company or any subsidiary or affiliate of the Company or who was a customer of the Company or any subsidiary or affiliate during the preceding twelve-month period, (ii) employ, retain as a consultant, attempt to employ or retain as a consultant, or solicit or assist any Competitive Business in employing or retaining as a consultant any individual who is then an employee of the Company or any subsidiary or affiliate or who was employed by the Company or any subsidiary or affiliate during the preceding twelve-month period, or (iii) otherwise interfere in any material respect with the Company's relationship with any of its suppliers, customers, employees or consultants; provided, however, that you shall not be prohibited from contacting suppliers or customers after termination of your employment with regard to matters that do not violate your non-competition or confidentiality obligations contained in Sections 5(a) and 6(a) or interfere in any material respect with the Company's relationship with such parties.

     (c) You shall at all times promptly disclose to the Company, in such form and manner as the Company reasonably may require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by you during and in connection with your employment hereunder and which relate to the business of the Company ("Intellectual Property"). All such Intellectual Property shall be the sole property of the Company. You shall execute such instruments and perform such acts as reasonably may be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property. If the Company is unable for any reason to secure your signature on such instruments, you hereby irrevocably appoint the Company and its officers and agents as your agents and attorneys-in-fact to execute such instruments and to do such things with the same legal force and effect as if executed or done by you.

     (d) All written, electronic and other tangible materials, records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon the request of the Company during your employment, you shall deliver the same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you shall deliver to the Company all other Company property in your possession or under your control, including Confidential or Proprietary Data or Information and all Company credit cards and computer and telephone equipment.

     7. Equitable Relief. With respect to the covenants contained in Sections 5 and 6 of this Agreement, you acknowledge that any remedy at law for any breach of said covenants may be inadequate and that the Company, in addition to its rights at law, shall be entitled to specific performance or any other mode of injunctive or other equitable relief to enforce its rights hereunder.

     8. Termination of Term. The Term shall terminate upon the following terms and conditions:

     (a) The Term shall automatically terminate upon your death.

     (b) The Term may be terminated by the Company upon your Disability. For purposes of this Agreement, "Disability" shall mean your inability, due to reasons of physical or mental health, to discharge properly a substantial portion of your duties hereunder for any 180 days (whether or not consecutive) during any period of 365 consecutive days, as determined in the opinion of a physician reasonably satisfactory to both you and the Company. If the parties do not agree on a mutually satisfactory physician within ten days after written demand by one or the other, a physician shall be selected by the president of the Pennsylvania Medical Association, and the physician shall, within 30 days thereafter, make a determination as to whether Disability exists and certify the same in writing. The services of the physician shall be paid for by the Company. You shall fully cooperate with the examining physician, including submitting yourself to such examinations as may be requested by the physician for the purpose of determining whether you are disabled.

     (c) The Term shall terminate immediately if the Company terminates your employment for Cause. For purposes of this Agreement, "Cause" shall exist upon a finding by the Board of Directors of any of the following: (i) an act or acts of willful material misrepresentation, fraud or dishonesty by you that results in the personal enrichment of you or another person or entity at the expense of the Company; (ii) your admission, confession or conviction of any felony or any other crime or offense involving misuse or misappropriation of money or other property; (iii) any act involving gross moral turpitude by you that adversely affects the Company; (iv) your continued material breach of any obligations under this Agreement 30 days after the Company has given you notice thereof in reasonable detail, if such breach has not been cured by you during such period; or (v) your willful misconduct with respect to your duties or gross misfeasance of office.

     For purposes of this Section 8(c), no act or failure to act, on your part shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Your termination of employment shall not be deemed to be for Cause unless prior to such termination you have received a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the disinterested membership of the Board of Directors at a meeting of such Board of Directors called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity to be heard before such Board of Directors), finding that, in the good faith opinion of the Board of Directors, you are guilty of the conduct described in clause (i), (ii), (iii),
(iv) or (v) above.

     (d) The Term shall terminate if your employment is terminated in a Change of Control Termination (as defined in Exhibit A).

     (e) The Term shall terminate upon the expiration of the thirty (30) day period after delivery of a Termination Notice if your employment is terminated by the Company without Cause or by you.

     9. Compensation Upon Termination of Term.

     (a) For Any Reason. Upon termination of the Term: (i) you or your estate, as applicable, shall be paid within fifteen business days after your date of termination (A) your Base Salary through the date of termination, (B) any then-unpaid Annual Bonus or other incentive compensation that you may have earned pursuant to the terms of any applicable incentive compensation or bonus plan of the Company with respect to any fiscal year or other performance period completed prior to your date of termination, and (C) any then-unused accrued vacation pay; (ii) you, your beneficiaries and/or your estate, as applicable, shall be entitled to any payments and benefits under the benefits and incentive plans and perquisite programs of the Company, in accordance with the respective terms of those plans and perquisite programs (including without limitation, any conversion option available to you under the Company's life insurance plan(s)); and (iii) you or your estate, as applicable, shall be reimbursed for your business expenses incurred prior to termination in accordance with Section 4 above.

     (b) Change of Control Termination. Upon the termination of the Term by reason of a Change of Control Termination, you shall receive the payments and benefits set forth in Exhibit A.

     (c) Other Involuntary Terminations or Breach Termination. Upon the termination of the Term that is not by reason of a Change of Control Termination, but results from either a termination by the Company without Cause other than as a result of your death or Disability, or termination by you which is a Breach Termination, you shall also receive the following payments;
provided, however, that any payment made under this Section 9(c) shall be reduced by any amount paid or payable to you with respect to the same type of payment under any other plan maintained by the Company to avoid duplication of payments:

                    (i) The Company  shall pay you an amount  equal to your Base
               Salary at the rate in effect on the date of termination. Payment of such amount will commence in the form of normal payroll installments through the period ending as of the end of the second month following the later of (A) the calendar year in which your termination of employment occurs or (B) the taxable year of the Company in which your termination of employment occurs. The balance of such payments shall be made in a single lump sum payable within the fifteen day period immediately following the end of the month in which installment payments are to cease.

                    (ii) If you  terminate  employment  on or after May 1st of a fiscal year, you shall be entitled to an Annual Bonus for that fiscal year, based on the actual bonus earned under the applicable bonus plan for the fiscal year, pro-rated to reflect the number of business days during the fiscal year in which you were employed by the Company. This bonus shall be paid only when and if bonuses are paid to other senior executives of the Company for such year, but, if any such bonus is payable, it shall be paid no later than the 15th day of the third month following the later of (A) the calendar year in which your termination of employment occurs or (B) the taxable year of the Company in which your termination of employment occurs.

     As used in this Section 9(c), a "Breach Termination" shall mean a termination of your employment by you due to a material breach by the Company either prior to a Change of Control or following two years after the occurrence of a Change of Control, of the provisions of this Agreement, which breach is not cured within thirty (30) days following notice by you to the Company of such breach which specifies in detail the circumstances giving rise to such breach. In order for a termination by you to be a Breach Termination, you must give notice to the Company of a material breach by the Company of this Agreement within 60 days of the date you learn of the circumstances giving rise to such material breach and you must actually give a Termination Notice in accordance with Section 1 within the 30-day period following the expiration of the Company's cure period for such breach.

     (d) The payment by the Company of any compensation or Welfare Benefits, if any, pursuant to Section 9(c) and Exhibit A shall be conditioned on your execution of a Release (a "Release") in a form provided by and acceptable to the Company. Such Release shall be substantially in the form of Exhibit B hereto but may be modified by the Company in its sole discretion as it deems appropriate to reflect changes in law or circumstances arising after the date of this Agreement; provided, however, that no such modification shall reduce your rights or increase your obligations to the Company over those contemplated in this Agreement, including the Exhibits hereto.

     10. Indemnification. Prior to a Change of Control, the Company shall indemnify you for your acts as an officer and director in the manner provided in the by-laws of the Company, as in effect from time to time. On and after a Change of Control, the Company shall indemnify you for your acts as an officer and director of the Company in a manner no less favorable to you than as provided in the current by-laws of the Company.

     11. Representations. You hereby represent and warrant that you are not subject to any employment agreement, non-competition or confidentiality agreement or other commitment that either would be violated by your entering into or performing your obligations under this Agreement or that would restrict in any manner or interfere with the performance of your obligations under this Agreement. You hereby further represent and warrant that you have not revealed to the Company or any employee of the Company any confidential information of any former employer, and you agree that you will not do so in the future.

     12. Entire Agreement; Modification; Construction. This Agreement, together with the Exhibits hereto and those portions of the offer letter dated April 3, 2006 (the "Offer Letter") not specifically addressed in this Agreement, and all other employee benefit plans in which you participate, constitute the full and complete understanding of the parties, and supersede all prior agreements and understandings, oral or written, between the parties, with respect to the subject matter hereof; provided, however, that if the terms of any such employee benefit plan shall be inconsistent with the provisions to this Agreement, the terms of the benefit plan shall prevail. The Offer Letter, Exhibit A and Exhibit B are hereby incorporated by reference and made a part of this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, that are not set forth or referred to herein. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

     13. Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

     15. Notices. All notices hereunder shall be in writing and shall be sent by messenger or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence set forth above, and if to the Company, to the Vice President, Human Resources, at the Company's address set forth above, or to such other address as either party to this Agreement shall specify to the other.

     16. Assignability; Binding Effect. This Agreement shall not be assignable by either party, except that it may be assigned by the Company to an acquiror of all or substantially all of the assets of the Company or other successor to the Company, subject to your rights arising from a Change of Control as provided in Exhibit A and your other rights hereunder. This Agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit and detriment of the Company, its successors and assigns.

     17. No Mitigation Required. No Offset. Following any termination of your employment hereunder, you shall have no obligation to seek other employment but shall not be prohibited from doing so, and no compensation paid to you as the result of any other employment shall reduce any payment or benefit required to be provided by the Company hereunder. Not in limitation of any other rights which the Company may have, including without limitation, injunctive or other equitable relief, in the event of a violation by you of any of the covenants set forth in Section 5, Section 6 or Section 19 hereof, the Company may cease paying any compensation and benefits, if any, to you under Section 9 hereof and may seek recovery of any such amount paid to you during any period in which you were in violation of the provisions of Section 5, Section 6 or Section 19. The cessation and/or recovery of any of the payments described in Section 9(c) in connection with any such violation shall not be deemed to be evidence that monetary damages are sufficient to cure any damage to the Company for any such violation.

     18. Governing Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts or choice of law provisions thereof.

     19. Nondisparagement. You agree not to publicly or privately disparage the Company, its personnel, products or services either during your employment by the Company or during the Restricted Period.

     20. Survival. All of the provisions of this Agreement that by their terms are to be performed or that otherwise are to endure after the termination of this Agreement and/or the termination of your employment, including, without limitation, Sections 5, 6, 7, 10, 17 and 19, shall survive the termination of your employment and shall continue in effect for the respective periods therein provided or contemplated.

     21. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. Dispute Resolution. In the event of any claim or controversy arising out of or relating to this Agreement or the performance, construction, interpretation, enforcement or breach hereof (excluding injunctive and other equitable relief regarding a dispute over the covenants contained in Sections 5, 6, and 19 hereof) (a "dispute"), the parties shall settle disputes in accordance with this Section 23.

     (a) Notice and Selection of Arbitrators. The parties shall first attempt to settle any disputes amicably between themselves. Should they fail to do so, either party may, upon written demand from the claiming party of the specific nature of any purported claims and the amount of damages attributable to each such claim, served upon the other, submit such dispute to binding arbitration. The arbitration panel shall consist of three arbitrators, shall take place in Philadelphia, Pennsylvania and shall proceed in accordance with the employment dispute resolution rules of the American Arbitration Association ("AAA").

     Within 15 days after the commencement of arbitrations, each party shall select one arbitrator from a list of arbitrators provided by the AAA. A third neutral arbitrator shall be designated by the arbitrators selected by the parties within 15 days of their appointment. In the event that any arbitrator is not appointed within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

     (b) Hearings. After the arbitrators have been appointed as provided above, the arbitrators shall hold such meetings as a party may reasonably request and at such meetings hear and consider any evidence that a party desires to present. Within 60 days after the appointment of the third arbitrator, the arbitrators shall make their determination.

     (c) Determinations. The determination of a majority of the arbitrators shall be final and binding on the parties, regardless of whether one of the parties fails or refuses to participate in the arbitration. The arbitrators shall have the power and authority to grant any remedy or relief they deem just and equitable, including injunctive relief, specific performance (excluding, however, equitable relief regarding a dispute over the covenants contained in Sections 5, 6 and 19 hereof), and reasonable costs and expenses of such arbitration and attorneys' fees. Absent any specific order of the arbitrators, the costs and expenses of the arbitration shall be paid equally by the parties. The arbitration award, decree or order shall be in writing and shall be accompanied by a reasoned opinion. The award may be entered in any court of competent jurisdiction, and any judgment, decree or order entered in any such court and any related orders may be enforced as any other judgment, decree or order of such court. The arbitration proceedings and all materials, submissions and documents relating thereto shall be confidential, and except as may be required by law neither a party nor an arbitrator may disclose the existence, contents or results of any arbitration hereunder without the consent of all parties hereto. All disputes shall be resolved in accordance with the laws of the Commonwealth of Pennsylvania.

     (d) Qualifications of Arbitrators. Any arbitrator chosen by or through the AAA shall be chosen from a class of disinterested experts qualified by education, training and/or experience to resolve the particular issue(s) in dispute in an informed and efficient manner.

     (e) Preservation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before, during or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: obtaining provisional or ancillary remedies, including injunctive and other equitable relief with regard to disputes over the covenants contained in Sections 5, 6 and 19 hereof.

     If you are in agreement with the foregoing, please sign the duplicate original in the space provided below and return it to the Company.



                                     C&D TECHNOLOGIES, INC.


                                     BY: /s/ Jeffery A. Graves
                                     -------------------------------------------
                                     Title:  President & Chief Executive Officer


Agreed as of the date above written:

/s/ Leonard Kiely
------------------------------------
Leonard Kiely

                                    EXHIBIT A
                    TO EMPLOYMENT AGREEMENT (THE "AGREEMENT")
                         OF LEONARD KIELY ("EXECUTIVE")

(Capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement.)

I. Change of Control Termination. A "Change of Control Termination" means the occurrence of any of the following within 24 months after a Change of Control (as defined below): (a) the Executive's employment with the Company is terminated by the Executive pursuant to a Termination for Good Reason (as defined below); or (b) the Executive's employment with the Company is terminated by the Company for any reason other than death, Disability or for Cause.

II.Certain Other Definitions.

     (a) Change of Control. For purposes of the Agreement, a "Change of Control" shall mean the first to occur of:

               1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section II(a)1, the following acquisitions shall not constitute a Change of Control:
               (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any majority-owned subsidiary of the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with Subsections (A), (B) and (C) of Section II(a)3 below.

               2. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease, for any reason, to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

               3. Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

               4. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change of Control of the Company shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Executive participates in a capacity other than in his capacity as an executive or director of the Company.

     (b) Termination for Good Reason. For purposes of this Exhibit A, a "Termination for Good Reason" means a termination of the Executive's employment by the Executive by written Termination Notice given to the Company within 90 days after the Executive learns of the occurrence of the Good Reason event. A Termination Notice for a Termination for Good Reason shall indicate the specific provision in Section II(c) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination for Good Reason. The failure by the Executive to set forth in such Termination Notice any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder. The Termination Notice for a Termination for Good Reason shall provide for a date of termination not less than 10 nor more than 60 days after the date such Termination Notice is given.

     (c) Good Reason. For purposes of this Exhibit A, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any of the following circumstances, unless such circumstances are fully corrected prior to the date of termination specified in the Termination Notice for a Termination for Good Reason as contemplated in Section II(b) above: (i) any material diminution of the Executive's positions with Company or any material positions with its subsidiaries or affiliates, duties or responsibilities hereunder (except in each case in connection with the termination of the Executive's employment for Cause or due to the Executive's Disability or death, or temporarily as a result of Executive's illness or other absence), or the assignment to the Executive of duties or responsibilities that are inconsistent with the Executive's position under the Agreement at the time of a Change of Control; (ii) removal of the Executive from, or the failure to reelect the Executive to, any office he holds with the Company as of the date of the Change of Control; (iii) relocation of the Company's principal executive offices to a location that increases the Executive's commute to work by more than 35 miles:
(iv) failure by the Company, after the Change of Control, (A) to continue in effect, without amendment adverse to the Executive, any bonus plan, program or arrangement in which the Executive is entitled to participate immediately prior to the Change of Control (the "Bonus Plans"), provided that it shall not be "Good Reason" if the Company amends or terminates any Bonus Plan but provides the Executive with substantially similar benefits under comparable substitute plans ("Substitute Plans"), or (B) to continue the Executive as a participant in the Bonus Plans and/or Substitute Plans on at least the same basis as to potential amount of the bonus and substantially the same level of criteria for achievability thereof as the Executive participated in immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any failure to pay the Executive his Base Salary in a timely manner or any reduction in the amount of the Base Salary (vi) any material breach by the Company of any provision of the Agreement; or (vii) failure of any successor to the Company to promptly acknowledge in writing the obligations of the Company hereunder.

III. Payments and Benefits. If a Change of Control Termination occurs, the Executive shall be entitled to receive, subject to the execution of the Release, the payments and benefits set forth below in this Section III in consideration of the Executive's agreements under the Agreement, including but not limited to the Executive's agreement not to compete with the Company for a period of one year after a Change of Control Termination pursuant to Section 5(a) of the Agreement; provided, however, that any payment made or benefit provided under this Section III shall be reduced by any amount paid or payable to the Executive and/or the Executive's family with respect to the same type of payment or benefit under any other plan maintained by the Company to avoid duplication of payments or benefits:

     (a) The Company shall pay to the Executive within fifteen days following the Change of Control Termination, a lump sum amount equal to (i) two times the sum of (x) the Base Salary as in effect immediately before the date of termination (disregarding any reduction thereof in violation of Section 2(a) of the Agreement) and (y) the Annual Bonus Amount. The "Annual Bonus Amount" shall mean the greater of (i) the average of the Annual Bonuses paid to the Executive with respect to each of the three most recently completed fiscal years of the Company before the date of termination for which a bonus has been paid or (ii) the Executive's Targeted Bonus Amount. The Executive's "Targeted Bonus Amount" shall mean (x) the higher of 35% and the percentage of the Executive's targeted bonus in effect before the date of termination for purposes of determining the Executive's Annual Bonus for the year in which the termination occurs, times (y) the amount of the Executive's Base Salary as in effect for the year in which the Executive's termination occurs (disregarding any reduction thereof in violation of Section 2(a) of the Agreement).

     (b) The Company shall for two years after the date of the Change of Control Termination provide the Executive and the Executive's eligible beneficiaries (if applicable) with Welfare Benefits (as defined below) provided to the Executive prior to the Change of Control Termination, other than disability insurance and severance. Notwithstanding the foregoing, to the extent the Company's plans providing Welfare Benefits do not permit the continued participation by the Executive and/or the Executive's eligible beneficiaries or such participation would have an adverse tax impact on such plans or on the other participants in such plans or is otherwise prohibited by applicable law, the Company may instead provide materially equivalent benefits to the Executive and/or the Executive's eligible beneficiaries outside such plans (which, in the case of medical insurance benefits, may be provided by the Company paying a portion of the premium for the continuation of such medical benefits pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") which is equal to the portion of the premium it then pays for active executive employees' medical premiums. The Executive's entitlement to COBRA coverage shall in any event be measured from the date of termination of employment. Furthermore, if the Company is unable to continue the Executive's life insurance coverage, it shall pay the Executive an amount equal to the premium paid during the year prior to termination times the number of months for which such benefits would have otherwise been continued hereunder. The Executive agrees to complete such forms and take such physical examinations as may be reasonably requested by the Company in connection with such life insurance coverage. "Welfare Benefits" means benefits under all health and medical (other than executive physicals), life and other welfare plans (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended), in which the Executive was participating immediately prior to the date of termination, except for disability plans and severance plans.

     (c) All outstanding Options and restricted stock awards that have been granted to the Executive by the Company at any time but have not yet expired or vested and upon which vesting depends solely upon the Executive's remaining employed by the Company for a specified period of time, shall immediately vest or become nonforfeitable, as the case may be. In the event the foregoing sentence becomes applicable, the Company agrees to cause the Board of Directors to take all steps necessary to implement the foregoing sentence.

     (d) The Company, at its expense, shall provide the Executive with outplacement services at a level appropriate for the most senior level of executive employees through an outplacement firm of the Executive's choice for a period of up to one year after the date of the Change of Control Termination.

IV.  Certain Additional Payments.

     (a) Anything in the Agreement and this Exhibit A to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment and after the payment of all additional taxes and interest imposed under Code Section 409A(a)(1)(B) on the Gross-Up Payment and any severance payment made to the Executive hereunder, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section IV(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under
Section III(a) of this Exhibit A unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section IV(a). The Company's obligations under this Section IV shall not be conditioned upon the Executive's termination of employment, and they shall survive the termination of the Executive's employment and the Term with respect to any Payments that are determined by the Accounting Firm to be contingent on a "change of control" (as defined in Section 280G of the Code) of the Company that occurs during the Term.

     (b) Subject to the provisions of Section IV(c), all determinations required to be made under this Section IV, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG, or such other nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section IV, shall be paid by the Company to the Executive within five business days of the receipt of the Accounting Firm's determination, which determination shall be made no later than the end of the second month following the later of (1) the calendar year in which the Executive's employment with the Company terminates and (2) the taxable year of the Company in which the Executive's employment with the Company terminates. In the event that such determination can not be made within such period, payment may be made as soon as practicable after such determination can be made. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section IV(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than ten business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                    (1) give the Company any information reasonably requested by the Company relating to such claim,

                    (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (3) cooperate with the Company in good faith in order to effectively contest such claim, and

                    (4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section IV(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of a Gross-Up Payment or an amount advanced by the Company pursuant to Section IV(c), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section IV(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section IV(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     (e) Notwithstanding any other provision of this Section IV, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

     (f) Definitions. The following terms shall have the following meanings for purposes of this Section IV.

               (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

               (ii) "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

               (iii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

               (iv) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

               (v) The "Safe Harbor Amount" means 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

               (vi) "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

V. Legal Fees. If, following a Change of Control, if the Company fails to perform any of its obligations under this Agreement or the Company or any other person asserts the invalidity of any provision of this Agreement and the Executive incurs any costs in successfully enforcing or defending any of the provisions of this Agreement, including legal fees and expenses and court costs, the Company shall reimburse the Executive for all such costs incurred by him, unless the trier of fact in such dispute determines that the Executive has not been at least partially successful in such enforcement or defense.

                                    EXHIBIT B

                                     RELEASE

     This Release is made this _____ day of _______________, ____ by and between C&D Technologies, Inc. ("Employer") and Leonard Kiely ("Employee").


                                    Recitals:

     WHEREAS,   the  parties  are  parties  to  an  Employment   Agreement  (the
"Employment Agreement") dated June 5, 2006, pursuant to which Employee was employed by Employer; and

     WHEREAS, Employee's employment and the Term, as defined in the Employment Agreement, have terminated; and

     WHEREAS, the execution and delivery of this Release by Employee is a condition to the Employer's obligations to pay certain compensation and provide certain benefits to Employee under the Employment Agreement;

     NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

               1. As of _____________________,  ____, Employee's employment with
          Employer shall terminate, and Employee shall have no further job responsibilities to perform for Employer; provided, however, that Employee shall cooperate with Employer in transitioning Employee's job responsibilities as Employer shall reasonably request, provided that Employee shall be entitled to receive reasonable compensation for any services rendered prior to such date and shall not be obligated to take any action that would interfere with any subsequent employment of Employee or otherwise result in economic hardship to Employee.

               2. Employer shall pay and provide to Employee the amounts and benefits contemplated pursuant to Section __ [and Exhibit A] of the Employment Agreement, less applicable deductions; provided however, the first payment shall not be due and payable until ten days after the execution by Employee and delivery to Employer of this Release..

               3. For and in consideration of the monies and benefits paid to Employee by Employer, as more fully described in Section 2 above, and for other good and valuable consideration, Employee hereby waives, releases and forever discharges Employer, its assigns, predecessors, successors, and affiliated entities, and its current or former stockholders, officers, directors, administrators, agents, servants and employees, individually and as representatives of the corporate entity (hereinafter collectively referred to as "Releasees"), from any and all claims, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, charges, complaints, damages, sums of money, interest, attorney's fees and costs, or causes of action of any kind or nature whatsoever whether in law or equity, including, but not limited to, all claims arising out of his employment or termination of employment with Employer, such as all claims for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, fraud, misrepresentation, defamation, claims arising under the Civil Rights Acts of 1964 and 1991, as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Equal Pay Law, and any and all other claims arising under federal, state or local law, rule, regulation, constitution, ordinance or public policy whether known or unknown, arising up to and including the date of execution of this Release; provided, however, that the parties do not release each other from any claim of breach of the terms of this Release. This release of rights does not extend to claims that may arise after the date of this Release, including without limitation, for payments or benefits described in Section 2 of this Release, nor to claims under employee benefit plans that are qualified under Section 401(a) of the Internal Revenue Code, nor to any rights of indemnification by the Company to which the Employee is otherwise entitled. Employee agrees that Employee will not initiate any charge or complaint or institute any claim or lawsuit against Releasees or any of them based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Release based upon a claim that is released hereunder.

               4. Employee agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Releasees expressly deny liability.

               5. Employee affirms that the only consideration for the signing of this Release are the terms stated herein and in the Employment Agreement and that no other promise or agreement of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Release.

               6. Employee and Employer affirm that the Employment Agreement and this Release set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties.

               7. Employee acknowledges that Employee has been given a period of at least 21 days within which to consider this Release.

               8. Following the execution of this Release, Employee has a period of seven days from the date of execution to revoke this Release, and this Release shall not become effective or enforceable until the revocation period has expired.

               9. Employee certifies that Employee has returned to Employer all keys, identification cards, credit cards, computer and telephone equipment and other property or information of Employer in Employee's possession, custody, or control including, but not limited to, any information contained in any computer files maintained by Employee during Employee's employment with Employer. Employee certifies that Employee has not kept the originals or copies of any documents, files, or other property of Employer which Employee obtained or received during Employee's employment with Employer.

               10. Employee acknowledges and agrees that the execution of this Release does not supercede any of the provisions of the Employment
          Agreement which otherwise survive the termination of Employee's employment with the Employer, including without limitation, Section 5, 6, 7 and 19 thereof.

               11. Employee acknowledges that Employer advised Employee to consult with an attorney prior to executing this Release.

               12. Employee affirms that Employee has carefully read this Release, that Employee fully understands the meaning and intent of this document, that Employee has signed this Release voluntarily and knowingly, and that Employee intends to be bound by the promises contained in this Release for the aforesaid consideration.

                  IN WITNESS WHEREOF, Employee and the authorized representative of Employer have executed this Release on the dates indicated below:

                                           C&D TECHNOLOGIES, INC.


Dated:                                     By:
---------------------------------------    -------------------------------------
                                           Title:
                                           -------------------------------------


Dated:
--------------------------------------     -------------------------------------
                                           Leonard Kiely

                                   ENDORSEMENT

     I, Leonard Kiely, hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

     I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.

EXECUTED    this    ________    day    of    __________________,     ____,    at
____________________________, Pennsylvania.




-----------------------------
Leonard Kiely